                                                             SCHEDULE 14A
                                                            (RULE 14a-101)
                                                INFORMATION REQUIRED IN PROXY STATEMENT

                                                       SCHEDULE 14A INFORMATION

                                             Proxy Statement Pursuant to Section 14(a) of
                                                  the Securities Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[ X]   Definitive Additional Materials
[  ]   Soliciting Material Under Rule 14a-12

                                                        THE WALT DISNEY COMPANY
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                                           (Name of Registrant as Specified in its Charter)

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                                (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

[  ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

The following text is the form of response being provided by members of the Board of Directors of The Walt Disney Company to email and written correspondence addressed to them from shareholders and others.  The response may be deemed "soliciting material" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange
Commission thereunder.

[text follows:]

Dear [__________]:

Thank you for your recent email. I appreciate your taking the time to communicate your views, which are an important contribution to the Board's understanding of shareholder concerns. While it would be inappropriate for me to respond to you directly during the pendency of The Walt Disney Company's current proxy solicitation, I hope you will take the opportunity to review the materials contained in the Company's proxy statement and most recent annual report, as well as the letter dated February 9, 2004, sent by the
Board of Directors to Company shareholders, a copy of which can be accessed at
http://www.sec.gov/Archives/edgar/data/1001039/000100103904000017/shareholderltr14a_2-04.htm.

[With respect to the specific concerns you expressed relating to ______________, I have forwarded your email to the appropriate officials in the Company for their information and appropriate action.]

[Name of Director]

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